Exhibit 10.1

AMENDMENT TO SPONSOR LETTER AND FOUNDER HOLDERS’ REPRESENTATIVE APPOINTMENT

This Amendment to that certain letter agreement, dated February 20, 2020, by and among dMY Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), dMY Technology, Inc., a Delaware corporation (the “Company”), and each of the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders,” and together with the Sponsor and the Company, the “Parties”) (the “Original Sponsor Letter”) and Founder Holders’ Representative Appointment (this “Amendment and Agreement”), dated as of July 27, 2020, is entered into by and among the Sponsor, the Company, the Insiders, the Sellers’ Representative and the Target. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Original Sponsor Letter.

WHEREAS, this Amendment and Agreement is being delivered in connection with the Business Combination Agreement (as defined in Section 1(a) of this Amendment and Agreement) pursuant to which the Company will effectuate a business combination with the Target, on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to Section 13 of the Original Sponsor Letter, the Original Sponsor Letter may be amended by an instrument in writing and signed by the Parties; and

WHEREAS, in order to induce the Company, the Target, the Sellers and the Sellers’ Representative to enter into the Business Combination Agreement, the Parties wish to amend the Original Sponsor Letter on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment and Agreement, and the mutual promises contained in this Amendment and Agreement, and intending to be legally bound thereby, the Parties agree as follows:

1.	Certain Amendments to the Original Sponsor Letter. The Original Sponsor Letter is hereby amended as follows:

(a)	The below shall be added as Section 21 immediately following the existing Section 20:

“21. Waiver of Anti-Dilution Rights. Section 4.3(b)(i) of the Charter provides that each share of Class B Common Stock of the Company, par value $0.0001 per share (the “Class B Common Stock”), shall automatically convert into one share of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) automatically concurrently with or immediately following the closing of the Business Combination, and Section 4.3(b)(ii) of the Charter provides that the Initial Conversion Ratio shall be adjusted (the “Adjustment”) in the event that additional shares of Class A Common Stock or equity-linked securities are issued or deemed issued in excess of the amounts offered in the Company’s initial public offering of securities and related to or in connection with the closing of the initial Business Combination such that the Sponsor and the Insiders shall continue to own 25% of the issued and outstanding shares of Class A Common Stock after giving effect to such issuance. As of and conditioned upon the Closing (as such term is defined in the Business Combination Agreement), the Sponsor and each Insider hereby irrevocably relinquishes and waives any and all rights the Sponsor and each Insider has or will have under Section 4.3(b)(ii) of the Charter to receive shares of Class A Common Stock in excess of the number issuable at the Initial Conversion Ratio upon conversion of the existing Class B Common Stock held by him, her or it, as applicable, in connection with the Closing (as defined in the Business Combination Agreement) as a result of any Adjustment, and, as a result, the shares of Class B

Common Stock shall convert into shares of Class A Common Stock (or such equivalent security) at Closing (as defined in the Business Combination Agreement) on a one-for-one basis such that, as a result of such conversion, all outstanding shares of Class B Common Stock shall collectively convert into 5,750,000 shares of Class A Common Stock, a portion of which shall be subject to earnout in accordance with the Business Combination Agreement and a portion of which shall be subject to forfeiture in accordance with the Founder Holders Forfeiture Agreement (as defined in the Business Combination Agreement). When used herein, “Business Combination Agreement” means that certain Business Combination Agreement, dated as of July 27, 2020, by and among the Company, the Sponsor, Rush Street Interactive, LP, a Delaware limited partnership (the “Target”), the sellers set forth on the signatures pages thereto (collectively, the “Sellers”), and Rush Street Interactive GP, LLC, in its capacity as the Sellers’ Representative thereunder (the “Sellers’ Representative”), as the same may be amended modified, supplemented or waived from time to time.”

(b)	Section 15 of the Original Sponsor Letter is hereby replaced in its entirety with the following:

“Except as set forth in the last sentence of this Section 15, nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or any covenant, condition, stipulation, promise or agreement hereof. Except as set forth in the last sentence of this Section 15, all covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees. Notwithstanding anything to the contrary contained herein, each of the Target and the Sellers’ Representative is an express third party beneficiary of this Letter Agreement and may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the provisions set forth in this Letter Agreement as though directly party hereto and thereto; provided that, to the extent the Business Combination Agreement is terminated for any reason, the Target and the Sellers’ Representative shall no longer be a third party beneficiary of this Letter Agreement for any purposes and shall have no right to directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) any of the provisions set forth in this Letter Agreement in any respects.”

2.

Enforcement Rights. Notwithstanding anything herein to the contrary, but without limiting the last sentence of Section 1(b) of this Amendment and Agreement, the Sponsor and each Insider acknowledges and agrees that each of the Target and the Sellers’ Representative may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the provisions set forth in this Amendment and Agreement.

3.	Founder Holders’ Representative.

(a)

Each of Darla Anderson, Francesca Luthi, and Charles E. Wert (the “dMY Directors”) hereby appoints the Sponsor as agent and attorney in fact for and on behalf of such dMY Director (the Sponsor, in such capacity, the “Founder Holders’ Representative”) to (i) interpret the terms and provisions of Section 2.8 of the that certain Business Combination Agreement, dated as of July 27, 2020, by and among the Company, the Sponsor, Rush Street Interactive, LP, a Delaware limited partnership (the “Target”), the sellers set forth on the signatures pages thereto (collectively, the “Sellers”), and Rush Street Interactive GP, LLC, in its capacity as the Sellers’ Representative thereunder (the “Sellers’ Representative”) (as the same may be amended modified, supplemented or waived from time to time, the “Business Combination Agreement”), and related provisions of the Business Combination Agreement, (ii) execute, deliver and receive deliveries of all agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with Section 2.8 of the Business Combination Agreement, the related provisions of the Business Combination Agreement and the consummation of the transactions contemplated thereby, (iii) receive service of process in connection with any claims arising out of Section 2.8 of the Business Combination Agreement and the related provisions of the Business Combination Agreement, (iv) agree to, negotiate, enter into settlements and compromises of, assume the defense of any Proceedings, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Proceedings, and to take all actions necessary or appropriate in the judgment of the Founder Holders’ Representative for the accomplishment of the foregoing, (v) give and receive notices and communications, (vi) make any determinations and settle any matters related to any Tax matters pursuant to the matters contemplated by Section 2.8 of the Business Combination Agreement or any related provisions of the Business Combination Agreement, (vii) administer, pay out, deduct, hold back or redirect any funds (including any Earnout Shares or Earnout Company Units), which may be payable or distributable to any dMY Directors pursuant to the terms of Section 2.8 of the Business Combination Agreement or any related provisions of the Business Combination Agreement for, (A) any amount that may be payable by the dMY Directors pursuant to Section 2.8 of the Business Combination Agreement or any related provisions of the Business Combination Agreement, or (B) any costs, fees, expenses and other liabilities incurred by the Founder Holders’ Representative, acting in such capacity, in connection with Section 2.8 of the Business Combination Agreement or any related provisions of the Business Combination Agreement, and (viii) take all actions necessary or appropriate in the judgment of the Founder Holders’ Representative on behalf of the dMY Directors in connection with Section 2.8 of the Business Combination Agreement or any related provisions of the Business Combination Agreement.

(b)

The Founder Holders’ Representative, or any successor hereafter appointed, may resign at any time by written notice to the Buyer, the Sellers’ Representative, the Target, and the dMY Directors. Any change in the Founder Holders’ Representative will become effective upon notice to the Buyer, the Sellers’ Representative, the Target and the dMY Directors in accordance with this Section 3. The Founder Holders’ Representative so designated must be reasonably acceptable to the Buyer, the Sellers’ Representative and the Target, except that the Buyer, the Sellers’ Representative and the Target hereby agree that, subject to the dMY Directors providing prior written notice to the Buyer, the Sellers’ Representative and the Target, any dMY Director will be acceptable to the Buyer, the Sellers’ Representative and the Target as a successor Founder Holders’ Representative. All power, authority, rights and privileges conferred in this Section 3 to the Founder Holders’ Representative will apply to any successor Founder Holders’ Representative.

(c)

The Founder Holders’ Representative will not be liable for any act done or omitted under this Section 3, Section 2.8 of the Business Combination Agreement or any related provisions of the Business Combination Agreement as Founder Holders’ Representative while acting in good faith, and any act taken or omitted to be taken pursuant to the advice of counsel will be conclusive evidence of such good faith. The Buyer, the Sellers’ Representative and the Target each agree that it will not look to the assets of the Founder Holders’ Representative, acting in such capacity, for the satisfaction of any obligations to be performed by the dMY Directors, as the case may be. In performing any of its duties under this Section 3, Section 2.8 of the Business Combination Agreement or any related provisions of the Business Combination Agreement, the Founder Holders’ Representative will not be liable to the dMY Directors for any losses that any such Person

(as defined in the Business Combination Agreement) may incur as a result of any act, or failure to act, by the Founder Holders’ Representative under this Section 3, Section 2.8 of the Business Combination Agreement or any related provisions of the Business Combination Agreement, and the Founder Holders’ Representative will be indemnified and held harmless by the dMY Directors for all losses, except to the extent that the actions or omissions of the Founder Holders’ Representative constituted fraud, gross negligence or willful misconduct. The limitation of liability provisions of this Section 3(c) will survive the termination of this Amendment and Agreement or the Business Combination Agreement and the resignation of the Founder Holders’ Representative.

(d)

The Buyer, Sellers’ Representative and the Target shall be entitled to rely exclusively upon any notices and other acts of the Founder Holders’ Representative relating to the dMY Directors’ rights and obligations under Section 2.8 of the Business Combination Agreement and any related provisions of the Business Combination Agreement as being legally binding acts of each dMY Director individually and collectively. The grant of authority providing for in this Section 3 (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any dMY Director and (ii) shall survive the Closing (as defined in the Business Combination Agreement).

4.

Effect of Amendment. The provisions of the Original Sponsor Letter, as amended by this Amendment and Agreement, remain in full force and effect. From and after the date hereof, references to “this Letter Agreement” in the Original Sponsor Letter shall be deemed references to the Original Sponsor Letter, as amended by this Amendment and Agreement. Notwithstanding anything herein to the contrary, and for the avoidance of doubt, in the event the Business Combination Agreement is terminated pursuant to Article X thereof for any reason, this Amendment and Agreement shall automatically terminate and cease to be of further force and effect.

5.

Entire Agreement. This Amendment and Agreement and the Original Sponsor Letter, as amended pursuant to this Amendment and Agreement, and the Business Combination Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

6.

Miscellaneous. Sections 16, 17 and 18 of the Original Sponsor Letter are hereby incorporated by reference and shall apply mutatis mutandis as if set forth at length herein. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Amendment and Agreement.

* * * * *

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to sponsor letter and Founder Holders’ Representative Appointment to be duly executed as of the day and year first above written.

DMY SPONSOR, LLC

By:	/s/ Harry L. You
Name:	Harry L. You
Title:	Managing Director

/s/ Niccolo de Masi
Niccolo de Masi

/s/ Harry L. You
Harry L. You

/s/ Darla Anderson
Darla Anderson

/s/ Francesca Luthi
Francesca Luthi

/s/ Charles E. Wert
Charles E. Wert

[Signature Page to Amendment to Sponsor Letter and Founder Holders’ Representative Appointment]

Acknowledged and agreed:

DMY TECHNOLOGY GROUP, INC.

By:	/s/ Niccolo de Masi
Name: Niccolo de Masi
Title: Chief Executive Officer

[Signature Page to Amendment to Sponsor Letter and Founder Holders’ Representative Appointment]

Acknowledged and Agreed:

SELLERS’ REPRESENTATIVE:

RUSH STREET INTERACTIVE GP, LLC

By:	/s/ Gregory Carlin
Name:	Gregory Carlin
Title:	Chief Executive Officer

TARGET:

RUSH STREET INTERACTIVE, LP

By:	Rush Street Interactive GP, LLC
Title:	General Partner

By:	/s/ Gregory Carlin
Name:	Gregory Carlin
Title:	Chief Executive Officer

[Signature Page to Amendment to Sponsor Letter and Founder Holders’ Representative Appointment]